UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2002

Essex Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-13106

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

925 East Meadow Drive
Palo Alto, California    94303
(Address of principal executive offices including zip code)

(650) 494-3700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On December 17, 2002 Essex Property Trust, Inc., announced that it has acquired, by merger, John M. Sachs, Inc. - a private real estate owner based in San Diego, California - including its real estate asset portfolio valued at approximately $301 million. The merger fact sheet and press release, attached hereto as Exhibits 99.1 and 99.2 respectively, are not filed but are furnished pursuant to Regulation FD.
Exhibit Number	Description
Exhibit 99.1	Information contained in a Merger Fact Sheet.
Exhibit 99.2	Press Release dated December 17, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Date: December 19, 2002

Essex Property Trust, Inc.

By:	/s/ Michael J. Schall

Michael J. Schall
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 99.1	Information contained in a Merger Fact Sheet.
Exhibit 99.2	Press Release dated December 17, 2002.